   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 2004

                                                       REGISTRATION NO. 33-53129
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                             ----------------------


                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                               APACHE CORPORATION
             (Exact name of registrant as specified in its charter)


                           DELAWARE                                                     NO. 41-0747867
                   (State of incorporation)                                            (I.R.S. Employer
                                                                                    Identification Number)

                     ONE POST OAK CENTRAL                                               JEFFREY B. KING
              2000 POST OAK BOULEVARD, SUITE 100                              2000 POST OAK BOULEVARD, SUITE 100
                   HOUSTON, TEXAS 77056-4400                                       HOUSTON, TEXAS 77056-4400
                        (713) 296-6000                                                  (713) 296-6000
               (Address, including zip code, and                               (Address, including zip code, and
            telephone number, including area code,                          telephone number, including area code,
              of registrant's executive offices)                              of registrant's executive offices)

                             ----------------------


Approximate date of commencement of proposed sale to the public: Not applicable, securities are being withdrawn from registration.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

     This amendment is filed by the registrant, Apache Corporation ("Apache"), to remove from registration under this Registration Statement certain shares of Apache Common Stock, par value $0.625 per share ("Common Stock"), and certain rights to purchase Common Stock ("Rights").

     An adjusted total of 346,500 shares of Common Stock and Rights were registered under this Registration Statement for use in connection with Apache's Dividend Reinvestment Plan. Such adjusted total consists of 150,000 shares of Common Stock and Rights initially registered and subsequently adjusted for (i) Apache's ten-percent stock dividend, record date December 31, 2001, distributed January 21, 2002, (ii) Apache's five-percent stock dividend, record date March 12, 2003, distributed April 2, 2003, and (iii) Apache's two-for-one stock split, record date December 31, 2003, distributed January 14, 2004.

     By filing this amendment, Apache hereby removes from registration all of the remaining 86,782 shares of Common Stock and Rights for Apache's Dividend Reinvestment Plan, and this Registration Statement is hereby amended, as appropriate, to reflect this removal from registration.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.


                                        APACHE CORPORATION



Date:  September 20, 2004               By:  /s/ G. Steven Farris
                                             -----------------------------------
                                             G. Steven Farris
                                             President, Chief Executive Officer,
                                             and Chief Operating Officer



                                POWER OF ATTORNEY

         The officers and directors of Apache Corporation, whose signatures appear below, hereby constitute and appoint G. Steven Farris, Roger B. Plank, and P. Anthony Lannie and each of them (with full power to each of them to act alone), our true and lawful attorneys-in-fact to sign and execute, on behalf of the undersigned, any and all amendments (including post-effective amendments) to this Registration Statement; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, the Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.


SIGNATURE                                           TITLE                                        DATE
---------                                           -----                                        ----

/s/ G. Steven Farris                        Director, President, Chief Executive                 September 20, 2004
------------------------------------          Officer and Chief Operating Officer
G. Steven Farris                              (Principal Executive Officer)



/s/ Roger B. Plank                          Executive Vice President and Chief Financial         September 20, 2004
------------------------------------          Officer (Principal Financial Officer)
Roger B. Plank


/s/ Thomas L. Mitchell                      Vice President and Controller
------------------------------------          (Principal Accounting Officer)                     September 20, 2004
Thomas L. Mitchell

SIGNATURE                                           TITLE                                DATE
---------                                           -----                                ----

/s/ Raymond Plank                            Director and Chairman                       September 20, 2004
------------------------------------           of the Board
Raymond Plank



/s/ Frederick M. Bohen                       Director                                    September 20, 2004
------------------------------------
Frederick M. Bohen


/s/ Randolph M. Ferlic                       Director                                    September 20, 2004
------------------------------------
Randolph M. Ferlic


/s/ Eugene C. Fiedorek                       Director                                    September 20, 2004
------------------------------------
Eugene C. Fiedorek


/s/ A. D. Frazier, Jr.                       Director                                    September 20, 2004
------------------------------------
A. D. Frazier, Jr.


/s/ Patricia Albjerg Graham                  Director                                    September 20, 2004
------------------------------------
Patricia Albjerg Graham


/s/ John A. Kocur                            Director                                    September 20, 2004
------------------------------------
John A. Kocur


/s/ George D. Lawrence                       Director                                    September 20, 2004
------------------------------------
George D. Lawrence


                                             Director
------------------------------------
F.H. Merelli


/s/ Rodman D. Patton                         Director                                    September 20, 2004
------------------------------------
Rodman D. Patton


/s/ Charles J. Pitman                        Director                                    September 20, 2004
------------------------------------
Charles J. Pitman


/s/ Jay A. Precourt                          Director                                    September 20, 2004
------------------------------------
Jay A. Precourt